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                                                                   EXHIBIT 10.16

[BANK OF AMERICA LOGO]                                   BUSINESS LOAN AGREEMENT
Bank of America, N.A.

This Agreement dated as of March             , 2000, is between BANK OF AMERICA,
N.A. (the "Bank") and eLOYALTY CORPORATION (the "Borrower").

1. LINE OF CREDIT AMOUNT AND TERMS

1.1 LINE OF CREDIT AMOUNT.

         (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Ten Million Dollars ($10,000,000).

         (b) This is a revolving line of credit providing for cash advances and letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

         (c) Each advance will be for at least One Hundred Thousand Dollars ($100,000), or for the amount of the remaining available line of credit, if less.

         (d) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and December 30, 2000 (the "Expiration Date") unless the Borrower is in default.

1.3 INTEREST RATE.

         (a) Unless the Borrower elects the optional interest rate described below, the interest rate is a per annum rate equal to the Reference Rate defined below.

         (b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4 OPTIONAL INTEREST RATE. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect the optional interest rate listed below during interest periods agreed to by the Bank and the Borrower. The optional interest rate shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rate is available: the IBOR Rate plus 0.75 percentage points.

1.5 REPAYMENT TERMS.

         (a) The Borrower will pay interest on April 30, 2000, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

         (b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

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1.6 LETTERS OF CREDIT. This line of credit may be used for financing:

         (i) standby letters of credit with a maximum maturity not to extend more than one year beyond the Expiration Date.

         (ii) The amount of the letters of credit outstanding at any one time (including amounts drawn on the letters of credit and not yet reimbursed) may not exceed Three Million Dollars ($3,000,000) (the "L/C Sublimit").

The Borrower agrees:

         (a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

         (b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

         (c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

         (d) to sign the Bank's form Application and Agreement for Standby Letter of Credit.

         (e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

         (f) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

2. OPTIONAL INTEREST RATE

2.1 OPTIONAL RATE. The optional interest rate is a rate per year. interest will be paid on the last day of each interest period, and, if the interest period is longer than 90 days, then on the last day of each quarter during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the Portion. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

2.2 IBOR RATE. The election of IBOR Rates shall be subject to the following terms and requirements:

         (a) The interest period during which the IBOR Rate will be in effect will be no shorter than 30 days and no longer than 180 days. The first day of the interest period must be a Banking Day on which the Bank is also open for business in California and dealing in offshore dollars. The last day of the interest period will be determined by the Bank using the practices of the offshore dollar inter-bank market.

         (b) Each IBOR Rate Portion will be for an amount not less than the following:

              (i) for interest periods of 91 days or longer, Five Hundred Thousand Dollars ($500,000).

              (ii) for interest periods of between 31 and 90 days, One Million Dollars ($1,000,000).

         (c) The Borrower may not elect an IBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

         (d) The "IBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)



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                      IBOR Rate =                     IBOR Base Rate
                                                ---------------------------
                                                (1.00 - Reserve Percentage)

         Where,

              (i) "IBOR Base Rate" means the interest rate at which the Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

              (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

         (e) Each prepayment of an IBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

              (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

              (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

         (f) The Bank will have no obligation to accept an election for an IBOR Rate Portion if any of the following described events has occurred and is continuing:

              (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an IBOR Rate Portion are not available in the offshore Dollar inter-bank market; or

              (ii) the IBOR Rate does not accurately reflect the cost of an IBOR Rate Portion.

3. FEES AND EXPENSES

3.1 FEES.

         (a) LOAN FEE. The Borrower agrees to pay a loan fee in the amount of Twenty Five Thousand Dollars ($25,000). This fee is due on or before the date of this Agreement.

         (b) UNUSED COMMITMENT FEE. The Borrower agrees to pay a fee on any difference between the Commitment and the amount of credit it actually uses, determined by the weighted average credit outstanding during the specified period. The fee will be calculated at 0.125% per year. The calculation of credit outstanding will include the undrawn amount of letters of credit. This fee is due on March 31, 2000 and on the last day of each quarter thereafter until the expiration of the availability period.

3.2 EXPENSES. The Borrower agrees to reimburse the Bank upon demand, whether or not any loan is made under this Agreement, for:

         (a) filing, recording and search fees, appraisal fees, title report fees, documentation fees, and other similar fees, costs and expenses incurred by the Bank.


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         (b) any expenses the Bank incurs in the preparation, negotiation and execution of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

         (c) any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement and any agreement or instrument required by this Agreement.

4. DISBURSEMENTS, PAYMENTS AND COSTS

4.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank will be made in immediately available funds and will be evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes. Each payment made by the Borrower will be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Chicago time, on the date called for under this Agreement at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697. Funds received on any day after such time will be deemed to have been received on the next Banking Day. Whenever any payment to be made under this Agreement is stated to be due on a day which is not a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will be included in the computation of any interest.

4.3 TELEPHONE AND FACSIMILE AUTHORIZATION.

         (a) The Bank may honor telephone or facsimile instructions for advances or repayments or for the designation of optional interest rates and facsimile requests for the issuance of letters of credit given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

         (b) Advances will be deposited in and repayments will be withdrawn from the Borrowers account or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

         (c) Upon the Bank's request, the Borrower will provide written confirmation to the Bank of any telephone or facsimile instructions within 2 days. if there is a discrepancy and the Bank has already acted on the instructions, the telephone or facsimile instructions will prevail over the written confirmation.

         (d) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or facsimile instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement.

4.4 DIRECT DEBIT.

         (a) The Borrower agrees that interest and any fees will be deducted automatically on the due date from the Borrower's checking account number
         , or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

         (b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a Banking Day, the Bank will debit the account on the first Banking Day following the due date.

          (c) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

4.5 BANKING DAYS. Unless otherwise provided in this Agreement, a "Banking Day" is a day other than a Saturday or a Sunday on which the Bank is open for business in Chicago, Illinois. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day.


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All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

4.6 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

         (a) any reserve or deposit requirements; and

         (b) any capital requirements relating to the Bank's assets and commitments for credit.

4.7 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360 day year and the actual number of days elapsed. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.8 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is 2 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

5. CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

5.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2 GOVERNING DOCUMENTS. A copy of the Borrower's articles of incorporation.

5.3 INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

5.4 GUARANTY. A continuing guaranty signed by Technology Solutions Company (the "Guarantor").

5.5 PAYMENT OF FEES. Payment of all accrued and unpaid expenses incurred by the Bank as required by the paragraph entitled "Expenses".

5.6 GOOD STANDING. Certificates of good standing for the Borrower and the Guarantor from their state of formation and from any other state in which they are required to qualify to conduct their business.

5.7 OTHER ITEMS. Any other items that the Bank reasonably requires.

6. REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

6.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

6.2 AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

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6.3 ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank, including the Borrower's financial statement dated as of September 30, 1999, and the guarantor's financial statement dated as of September 30, 1999, is:

         (a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition, including all material contingent liabilities.

         (b) in compliance with all government regulations that apply.

Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Borrower.

6.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

6.8 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.9 OTHER OBLIGATIONS. The Borrower is not in default an any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.10 INCOME TAXES. The Borrower has filed all tax returns required to be filed and has paid, or made adequate provisions for the payment of, all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property. No tax liens have been filed and no material claims are being asserted with respect to any such taxes. The reserves on the books of the Borrower in respect of taxes are adequate. The Borrower is not aware of any proposed assessment or adjustment for additional taxes (or any basis for any such assessment) which might be material to the Borrower.

6.11 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.12 INSURANCE. The Borrower has obtained, and maintained in effect, the insurance coverage required in the "Covenants" section of this Agreement.

6.13 ERISA PLANS.

         (a) Each Plan (other than a multiemployer plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

         (b) There are no claims, lawsuits or actions (including by any governmental authority), and there has been no prohibited transaction or violation of the fiduciary responsibility rules, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect.

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(c) With respect to any Plan subject to Title IV of ERISA:



              (i) No reportable event has occurred under Section 4043(c) of ERISA for which the PBGC requires 30 day notice.

              (ii) No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

              (iii) No termination proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

         (d) The following terms have the meanings indicated for purposes of this Agreement:

              (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

              (iv) "PBGC" means the Pension Benefit Guaranty Corporation.

              (v) "Plan" means a pension, profit-sharing, or stock bonus plan intended to qualify under Section 401(a) of the Code, maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

6.14 YEAR 2000 COMPLIANCE. The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

7. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 USE OF PROCEEDS. To use the proceeds of the credit only for general corporate purposes and issuing letters of credit (up to the L/C Sublimit).

7.2 FINANCIAL INFORMATION. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

         (a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated basis.

         (b) Within 45 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated basis.

         (c) Within the period(s) provided in (a) and (b) above, a compliance certificate of the Borrower signed by an authorized financial officer of the Borrower setting forth (1) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants at the end of the period

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covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

7.3 TANGIBLE NET WORTH. To maintain on a consolidated basis tangible net worth equal to at least the greater of the following:

         (a) Seventy Million Dollars ($70,000,000); or

         (b) 75% of closing Tangible Net Worth measured quarterly.

         "Tangible Net Worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from affiliates, officers, directors, employees, or shareholders, of the Borrower) plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

7.4 OTHER DEBTS. Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank), or become liable for the liabilities of others without the Bank's written consent. This does not prohibit:

         (a) Acquiring goods, supplies, or merchandise on normal trade credit.

         (b) Endorsing negotiable instruments received in the usual course of business.

7.5 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

         (a) Mortgages, deeds of trust and security agreements in favor of the Bank.

         (b) Liens for taxes not yet due.

7.6 LEASES. Not to permit the aggregate payments due in any fiscal year under all leases (including capital and operating leases for real or personal property) to exceed Ten Million Dollars ($10,000,000).

7.7 LOANS AND INVESTMENTS. Not to make any extensions of credit, or make any investments in, or make any capital contributions or other transfers of assets to, any individual or entity, except the following:

         (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business.

         (b) investments in any of the following:

                 (i) U.S. treasury bills and other obligations of the federal government;

                 (ii)  stock of its subsidiaries.

         (c) investments in venture capital funds, with others, created to invest in companies in loyalty technology, provided, however, such investment capital must come from the proceeds of a secondary public offering.

7.8 NOTICES TO BANK. To promptly notify the Bank in writing of:

         (a) any lawsuit over Ten Million Dollars ($10,000,000) against the Borrower.


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         (b) any substantial dispute between the Borrower and any government authority.

         (c) any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

         (d) any material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

         (e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

         (f) any actual contingent liabilities of the Borrower, and any such contingent liabilities which are reasonably foreseeable, where such liabilities are in excess of Five Million Dollars ($5,000,000) in the aggregate.

7.9 BOOKS AND RECORDS. To maintain adequate books and records,

7.10 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.11 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

7.12 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

7.13 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

7.14 PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.15 COOPERATION. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

7.16 INSURANCE.

         (a) GENERAL BUSINESS INSURANCE. To maintain insurance as is usual for the business it is in.

         (b) EVIDENCE OF INSURANCE. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

7.17 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

         (a) engage in any business activities substantially different from the Borrower's present business.

         (b) liquidate or dissolve the Borrower's business.

         (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

         (d) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

         (e) enter into any sale and leaseback agreement covering any of its fixed or capital assets.


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         (f) acquire or purchase a business or its assets.

         (g) voluntarily suspend its business for more than 7 days in any 30 day period.

7.18 BANK AS PRINCIPAL DEPOSITORY. To maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

7.19 ERISA PLANS. With respect to a Plan subject to Title IV of ERISA, to give prompt written notice to the Bank of:

         (a) The occurrence of any reportable event under Section 4043(c) of ERISA for which the PBGC requires 30 day notice.

         (b) Any action by the Borrower or any ERISA Affiliate to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under
Section 4041 of ERISA.

         (c) The commencement of any proceeding with respect to a Plan under
Section 4042 of ERISA.

8. DEFAULT

If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy" below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

8.2 FALSE INFORMATION. The Borrower has given the Bank false or misleading information or representations.

8.3 BANKRUPTCY. The Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower, or the Borrower makes a general assignment for the benefit of creditors.

8.4 RECEIVERS; TERMINATION. A receiver or similar official is appointed for the Borrower's business, or the business is terminated, or any guarantor is liquidated or dissolved.

8.5 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Ten Million Dollars ($10,000,000) or more in excess of any insurance coverage.

8.8 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower, or the Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Ten Million Dollars ($10,000,000) or more in excess of any insurance coverage.

8.7 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's financial condition or ability to repay.

8.8 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

8.9 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower or any of the Borrower's related entities or affiliates has guaranteed if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation.

8.10 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, mortgage, deed of trust, or other document required by this Agreement is violated or no longer in effect.

8.11 OTHER BANK AGREEMENTS. The Borrower fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower has with the Bank or any affiliate of the Bank, or demand is made by the Bank or any affiliate of the Bank on any obligation owing to the Bank or such affiliate under any other agreement the Borrower has with the Bank or any affiliate of the Bank.

8.12 ERISA PLANS. The occurrence of any one or more of the following events with respect to a Plan subject to Title IV of ERISA, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower:

         (a) A reportable event shall occur under Section 4043(c) of ERISA with respect to a Plan.

         (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan by the Borrower or any ERISA Affiliate.

8.13 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank.

9. ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

9.2 ILLINOIS LAW. THIS AGREEMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

9.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees; provided that such actual or potential participants or assignees agree to treat all financial information exchanged as confidential.

9.4 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.5 ADMINISTRATION COSTS. The Borrower will pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

9.6 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

9.7 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively;

         (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

         (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

         (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.8 INDEMNIFICATION. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

9.9 NOTICES. All notices required under this Agreement will be in writing and will be transmitted by personal delivery, first class mail, overnight courier, or facsimile to the addresses or facsimile numbers on the signature page of this Agreement, or to such other addresses or facsimile numbers as the Bank and the Borrower may specify from time to time in writing.

9.10 HEADINGS. Article and paragraph headings are for reference only and do not affect the interpretation or meaning of any provisions of this Agreement.

9.11 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, will be deemed an original but all such counterparts will constitute but one and the same agreement.

9.12 CONSENT TO JURISDICTION. To induce the Bank to accept this Agreement, the Borrower irrevocably agrees that, subject to the Bank's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

9.13 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA, N.A.                     eLOYALTY CORPORATION


By:                                       By:  Timothy J. Cunningham
   ----------------------------              ----------------------------
Title:                                    Title:
      -------------------------                 -------------------------

Address and facsimile number              Address and facsimile number
where notices to the Bank are             where notices to the Borrower
to be sent:                               are to be sent:

231 South LaSalle Street                  205 North Michigan Avenue
Chicago, Illinois 60697                   Chicago, Illinois 60601
Attention: Upper MW Strategies II         Attention: Timothy Cunningham

FAX: (312) 974-2109                       FAX: (312) 228-4501











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